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                                                                    EXHIBIT 10.1
                                    TERM NOTE

$1,287,901.04                          Lake Forrest, Illinois January 31, 2003

         FOR VALUE RECEIVED, WORKSTREAM INC., a corporation formed under the laws of Canada ("WORKSTREAM"), WORKSTREAM USA, INC., a Delaware corporation ("USA"), 6FIGUREJOBS.COM, INC., a Delaware corporation ("6Figures"), ICARIAN, INC., a Delaware corporation ("ICARIAN"), REZLOGIC, INC., a Colorado corporation ("REZLOGIC"), THE OMNI PARTNERS, INC., a Florida corporation ("OMNI"), and XYLO, INC., a Delaware corporation ("XYLO" and together with USA, 6Figures, Icarian, RezLogic and Omni, the "COMPANIES") (the Companies together with Workstream, the ("BORROWERS"), jointly and severally, hereby promise to pay to the order of MICHAEL MULLARKEY, an individual (the "HOLDER"), the principal amount of ONE
MILLION TWO HUNDRED EIGHTY SEVEN THOUSAND NINE HUNDRED ONE DOLLARS AND FOUR CENTS ($1,287,901.04) (the "PRINCIPAL AMOUNT"), in lawful money of the United States of America, at such place or places as the Holder may from time to time designate, and at the times set forth in Section 1.1 below but in no event later than January 31, 2008 (the "MATURITY DATE"). The Borrowers shall also pay interest from the date hereof on the unpaid Principal Amount, in lawful money of the United States of America on the dates and at the rates set forth in Section
1.2 below.

         The Borrowers and Holder each acknowledge and agree that the Principal Amount represents certain indebtedness owned by the Borrowers to the Holder prior to the date hereof and for which funds have already been advanced to the Borrowers by the Lender. The Principal Amount is a continuing obligation of the Borrowers to Holder, and nothing herein shall be construed to deem such indebtedness paid or to otherwise release or terminate the Borrowers' obligations with respect to the Principal Amount.

         The following terms shall apply to this Note:

                                    ARTICLE I
                       PRINCIPAL; INTEREST; GRACE PERIODS

     1.1 PRINCIPAL PAYMENTS; PREPAYMENTS.

          1.1.1 Subject to Paragraph 1.1.2 below, the Principal Amount shall be paid in thirty six (36) equal monthly installments, commencing on the January 31, 2005 and ending on the Maturity Date, of THIRTY FIVE THOUSAND SEVEN HUNDRED FIFTY EIGHT DOLLARS AND THIRTY SIX CENTS ($35,758.36) each.

          1.1.2 The Borrowers shall have the right at any time, and from time to time, to prepay all or any portion of the outstanding Principal Amount without notice to Holder, and without penalty or premium. All prepayments shall be applied first to accrued interest, and second to the outstanding Principal Amount.

     1.2 INTEREST RATE; DEFAULT INTEREST RATE.

          1.2.1 Interest payable on the Principal Amount shall accrue at the annual rate of eight percent (8%) per annum (the "INTEREST RATE"). Interest shall be payable in arrears commencing on the first day of the calendar month immediately following the date hereof and on the first business day of each consecutive calendar month thereafter through and including the Maturity Date. If the Maturity Date is not the first day of a calendar month, then the interest on the outstanding Principal Amount shall be prorated and payable on the Maturity Date. Interest shall be calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed in the period during which it accrues.



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          1.2.2 If any  Principal  Amount is not paid when  due,  following  the expiration of any notice and cure or grace periods, whether on the Maturity Date, by acceleration or otherwise, and, to the extent permitted by applicable law, any unpaid interest on the Principal Amount, shall bear interest from the date when due until such amounts are satisfied in full, at a rate equal to the lesser of the Interest Rate plus two percent (2%) or the maximum interest rate then permitted by applicable law (the "DEFAULT RATE").

     1.3 PAYMENT GRACE PERIODS. The Borrower shall have a seven Business Days (as defined below) grace period to pay any amounts due to Holder under this Term Note. If an installment of the Principal Amount or interest thereon becomes due and payable hereunder other than on a Business Day, then the due date of such payment shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the Interest Rate or Default Rate, as applicable. For purposes of this Term Note, the term "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday or other day on which commercial banks are required or permitted to be closed in the State of New York.

                                   ARTICLE II
                           OTHER TERMS AND CONDITIONS

     2.1 PAYMENTS. The amount and date of all payments of the Principal Amount and any interest thereon shall be entered by the Holder into Holder's records, which records shall be conclusive evidence of the amount and date thereof absent manifest error.

     2.2 REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to Holder that (a) it has the corporate power and authority to enter into this Term Note and perform its obligations hereunder; and (b) that this Term Note represents a valid and binding obligation of such Borrower, enforceable in accordance with its terms, but subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     2.3  SECURITY  INTEREST.  In order to  secure  the  payment  of  Borrower's obligations under this Term Note, the Holder has been granted a security interest in certain assets of the Borrowers, as more fully described in (a) that certain Security Agreement dated January 31, 2003 among the Companies and Holder (the "U.S. SECURITY AGREEMENT"), and (b) that certain Security Agreement dated January 31, 2003 between Workstream and Holder (the "CANADIAN SECURITY AGREEMENT," and together with the U.S. Security Agreement, the "SECURITY AGREEMENT").

     2.4 SUBORDINATION. The obligations of the Borrowers and the rights of Holder under this Term Note may be subordinated in right of payment, preference or priority to the obligations of the Borrowers to any bank, financial institution or other lender (collectively, the "LENDERS") which was extended, or proposes to extend, a loan to the Borrowers. Holder agrees to execute and deliver such agreement and instruments as any such Lender may request from time to time, and such amendments to, or legends on, this Term Note pertaining to such subordination as such Lender may request to evidence Holder's agreement hereunder.

     2.5 TERMINATION. Upon satisfaction in full of the Principal Amount and all interest accrued thereon, Holder shall mark this Term Note "Paid in Full" and return the original Term Note to the Borrowers (or if the original Term Note is then unavailable, deliver to the Borrowers an Affidavit and Indemnity of Loss in form and substance acceptable to the Borrowers).

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                                   ARTICLE III
                           EVENTS OF DEFAULT; REMEDIES

     3.1 EVENTS OF DEFAULT. The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

          3.1.1 The Borrowers fail to pay any installment of the Principal Amount or interest thereon when due and such failure continues for a period of seven Business Days after written notice of such failure has been delivered to the Borrowers by the Holder.

          3.1.2 A written notice of default is received by the Borrowers for the failure to pay any amounts due under any other agreement or instrument for borrowed money, and such failure continues after the expiration of any applicable notice and cure or grace periods.

          3.1.3 A default has occurred and is continuing under the Security Agreement, which default has not been cured within any applicable notice and cure or grace periods set forth therein.

          3.1.4 If any Borrower shall make an assignment for the benefit of its creditors, or files a voluntary petition under the bankruptcy code, any other federal or state insolvency law, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of its property.

          3.1.5 If any Borrower shall file an answer admitting the jurisdiction of a court and the material allegations of an involuntary petition filed against it under the bankruptcy code, any other federal or state insolvency law, or shall fail to have such petition dismissed within 60 calendar days after its filing.

          3.1.6 If an order for relief shall be entered against any Borrower following the filing of an involuntary petition under the bankruptcy code, any other federal or state insolvency law, or if an order shall be entered appointing a receiver, trustee or custodian of all or parts of either of their respective property.

     3.2 REMEDIES. If an Event of Default occurs and is continuing, the Holder may declare the Principal Amount and any accrued but unpaid interest thereon then outstanding immediately due and payable, all without demand, presentment or notice, all of which hereby are expressly waived.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 ENTIRE AGREEMENT; AMENDMENT. This Term Note and the Security Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter. The term "Term Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented; PROVIDED that this Term Note may only be amended or supplemented by a writing signed by the Borrowers and Holder.

     4.2 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.3 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during

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normal  business  hours for the  recipient,  and if sent after regular  business hours for the recipient, then on the next Business Day, (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier specifying next day delivery. All communications shall be sent as follows (or to such other address as the Borrowers or the Holder may designate in a notice delivered in accordance with this Paragraph 4.3):

         If to Holder:                         Michael Mullarkey
                                               1050 W. Deerpath Road
                                               Lake Forest, IL 60045
                                               Facsimile: (613) 270-0774

         If to Borrowers:                      Workstream Inc.
                                               495 March Road, Suite 300
                                               Ottawa, Ontario, Canada K2K-3G1
                                               Attn.:  Chief Financial Officer
                                               Facsimile: (613) 270-0774

     4.4 ASSIGNABILITY. This Term Note shall be binding upon the Borrowers and each of their respective successors and assigns, and shall inure to the benefit of the Holder and his heirs, representatives, successors and permitted assigns. The Holder may assign his rights under this Term Note to a third party; PROVIDED that Holder notifies the Borrowers in writing prior of the assignment of this Term Note and the identity of such assignee, and the Borrowers consent in writing prior to such assignment. Any assignment or attempted assignment in violation of this Section 4.4 shall be void ab initio.

     4.5 GOVERNING LAW. This Term Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by the Holder or the Borrowers against the other concerning the transactions contemplated by this Term Note shall be brought in the Federal or State courts of the State of New York. The Holder and each Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Term Note is found to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Term Note.

     4.6 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Term Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Term Note to favor any party against the other.

     4.7 COUNTERPARTS. This Term Note may be executed in one or more counterparts (whether facsimile or original), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Term Note to be executed on the date and year first above written.

WORKSTREAM INC.                                      XYLO, INC.




By:  /S/ PAUL HAGGARD                       By:  /S/ MICHAEL MULLARKEY
     -----------------------------------       ------------------------------
      Name:  Paul Haggard                      By:  Michael Mullarkey
      Title:  Chief Financial Officer          Title:  President

WORKSTREAM USA, INC.




By: /S/ PAUL HAGGARD                           /S/ MICHAEL MULLARKEY
    ------------------------------------       ------------------------------
      Name:  Paul Haggard                      MICHAEL MULLARKEY
      Title:  Chief Financial Officer

6FIGUREJOBS.COM, INC.




By: /S/ MICHAEL MULLARKEY
  -------------------------------------
      Name:  Michael Mullarkey
      Title:  President

ICARIAN, INC.




By: /S/ MICHAEL MULLARKEY
  -------------------------------------
      Name:  Michael Mullarkey
      Title:  President

REZLOGIC, INC.




By: /S/ MICHAEL MULLARKEY
  -------------------------------------
      Name:  Michael Mullarkey
      Title:  President

THE OMNI PARTNERS, INC.




By: /S/ MICHAEL MULLARKEY
  -------------------------------------
      Name:  Michael Mullarkey
      Title:  President


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